Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive® Names Alan Gould to Board of Directors
Founder of IAG Research Brings Wealth of Innovative Market Research Experience to Harris
Interactive; Will Chair Newly Established Board Committee on Product Innovation
New York, N.Y. — April 7, 2011 — Harris Interactive (NASDAQ:HPOL), a leading innovative global market research firm, today announced the appointment of Alan Gould to its Board of Directors, effective immediately.
Gould is currently an Executive in Residence at Greycroft Partners, a venture capital fund focused on digital media. From May 2009 to November 2010, Gould served as CEO of Advertiser Solutions, a business unit of The Nielsen Company that offers end-to-end marketing solutions to advertisers. In 2000, he founded IAG Research, a provider of real time advertising effectiveness measures of television programming viewed on TV, the Internet and mobile devices, and served as its co-CEO until its acquisition by The Nielsen Company in May 2008 for $250 million. After the acquisition, IAG Research was rebranded as Nielsen IAG and Gould continued in his position as co-CEO until April 2009. Gould was involved in all aspects of IAG’s product development, sales and ongoing financing, and built the company into the leading provider of engagement metrics in the television industry, serving many of the world’s largest advertisers and media companies.
Howard Shecter, Chairman of Harris Interactive’s Board of Directors, said, “We are pleased to welcome Alan to our Board. For more than 20 years, he has been a successful executive and entrepreneur in the market research and media industries. Alan’s deep experience in driving growth through innovation will be a tremendous asset as the company further develops its mobile strategy, leverages its Research Lifestreaming platform, and pursues other new product initiatives. We look forward to benefiting from the extensive and relevant experience that Alan will bring to our Board, and are excited about the prospect of him chairing our newly established Product Innovation Committee.”
“I am pleased to join Harris Interactive’s Board of Directors,” commented Gould. “The Harris brand is one of the most well-known and respected in the market research industry, and I am excited to become part of a company with that tradition. Having led companies that have grown through innovation, I look forward to working with my fellow directors and the executive team to help the company achieve positive business results and maximize its potential for success.”
Gould is a graduate of the New York University School of Law (J.D.), Harvard University’s John F. Kennedy School of Government (M.P.P.), and the Georgetown University School of Foreign Service (B.S.F.S.).
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking

©2011 Harris Interactive Inc.	All rights reserved.

statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
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